Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

hopTo Inc.

Campbell, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Pre-Effective Amendment No. 1 to the Registration Statement to Form S-1 (File Number 333-193666) of our report dated March 31, 2014, relating to the consolidated financial statements of hopTo Inc., appearing in the Annual Report on Form 10-K of hopTo Inc. for the year ended December 31, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP

Walnut Creek, California

May 30, 2014